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                                  EXHIBIT 99.1

          AMERICAN BIOGENETIC SCIENCES, INC. ANNOUNCES MANAGEMENT TEAM
                  TRANSITION AND NEW APPOINTMENTS TO THE BOARD

COPIAGUE, NEW YORK, JANUARY 11, 2001 - AMERICAN BIOGENETIC SCIENCES, INC. (ABS) (NASDAQ:MABA) announced today that Josef C. Schoell, Chief Financial Officer of the Company since 1995, has been appointed by the Board of Directors to the positions of President and Chief Operating Officer. He will also serve as a member of the Board of Directors. Mr. Alfred J. Roach, Founder and Chairman has been appointed to the position of Chief Executive Officer.

Mr. Schoell replaced John S. North who stepped down for personal reasons to spend more time with his family.

Mr. Schoell, who joined ABS in 1992 as Controller, was promoted to Vice President Finance and CFO in 1995. Prior to joining ABS, Mr. Schoell spent 10 years with JP Stevens, a FORTUNE 200 company, where he served in various financial and accounting positions. Mr. Schoell, a graduate from New York University Business School, is a CPA, New York State and a member of the New York State Society of CPAs, American Institute of CPAs and Financial Executives International.

In addition, the Company announced that, James H. McLinden, Ph.D., has been appointed as Senior Vice President and Chief Scientific Officer (CSO). Dr. McLinden received his Ph.D. in Microbiology from the University of Kansas Medical School and continued his postdoctoral education at The Ohio State University. Dr. McLinden joined ABS as a Senior Director Molecular Biology in 1987 and was named Vice President of Molecular Biology in 1991. Dr. McLinden has spent this last year developing the Company's sciences in cooperation with ABS' Global Scientific Network partner, the Chinese Academy of Medical Science Institute of Laboratory Animal Science, in Beijing, China.

The Company also announced today that Joseph Michael Danis has joined ABS' Board of Directors. Additionally, Mr. Danis has been retained by the Company as a consultant in the field of Business Development. Mr. Danis has an MBA and over 30 years experience in various senior positions with Pfizer, Inc., including Director of Corporate Licensing and Development and Executive Director of Technical Service. Mr. Danis has a proven record of commercializing products in the chemical, food, pharmaceutical and over-the-counter sectors. For the last five years, Mr. Danis has been President of his own consulting firm focusing on technology transfer, structuring ventures, and all phases of due diligence for both FORTUNE 100 pharmaceutical companies as well as biotechnology companies with exciting product pipelines.



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Commenting on the management transition, Mr. Roach said, "Josef Schoell has proven to be a strong leader with excellent business acumen and decision making ability. Dr. McLinden possesses the scientific qualifications and experience with ABS' Global Scientific Network partners. Mr. Danis brings vast experience to ABS as we accelerate our efforts to transform our pipeline into commercially successful products in the marketplace. I believe our management team is ready to lead ABS forward in 2001 and beyond."

Mr. Roach continued, "We wish John North every success in his endeavors and understand his decision to step down based on his desire to spend more time with his family. We wish him well and thank him for his contributions to ABS over the last two years."

American Biogenetic Sciences, Inc., based in Copiague, N.Y., researches and develops diagnostic tests for cardio-pulmonary conditions and infectious diseases, as well as new treatments for neurological disorders including epilepsy, migraine, mania, Parkinson's disease and Alzheimer's disease. ABS also seeks out new technologies and conducts research and development through its Global Scientific Network in the United States, Europe, Israel, Russia and China.

Statements in this release that are not strictly historical are "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and should be considered as subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated. For further details and a discussion of these risks and uncertainties, see the Companys' Securities and Exchange Commission filings including its annual report on Form 10-K.


For more information, please contact:

Josef C. Schoell, President, COO, CFO       Ellena M. Byrne, Executive Vice President
American Biogenetic Sciences, Inc.          Global Scientific Network
Tel: 631-789-2600                           American Biogenetic Sciences, Inc. - Dublin,
Ireland                                     Tel: 011-353-1-283-3325
E-mail: jcschoel@mabxa.com                  E-mail: abs@iol.ie


Lisa Baumgartner                            Thomas Redington
Ruder Finn, Inc.                            Redington, Inc.
Tel: 212-593-6352                           Tel: 203-222-7399
E-mail: baumgartnerl@ruderfinn.com          E-mail: info@redingtoninc.com

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